Exhibit 10.35

THIRD AMENDMENT TO THE JOINT VENTURE AGREEMENT

This Third Amendment Agreement made and entered into as of November 15, 2002 by and among:

Ciphergen Biosystems, Inc., a Delaware corporation located at 6611 Dumbarton Circle, Fremont, CA 94555, U.S.A. (“CBI”);

Sumitomo Corporation, a Japanese corporation located at 1-8-11 Harumi, Chuo-ku, Tokyo 104-8610, Japan (“SC”);

SC Biosciences Corporation, a Japanese corporation located at 2-2-11 Shiba-Diamon, Minato-ku, Tokyo 105-0012, Japan (“SCB”); and

Ciphergen Biosystems K.K., a Japanese corporation located at 2-2-11 Shiba-Daimon, Minato-ku, Tokyo 105-0012, Japan (“CBKK”).

Recitals:

A.                                   CBI and SC entered into a Joint Venture Agreement dated January 25, 1999 (hereinafter the “Original Agreement”);

B.                                     CBKK agreed to be bound by the Original Agreement;

C.                                     The Original Agreement was amended by the First Amendment to the Joint Venture Agreement dated March 15, 2002 (hereinafter the “First Amendment”), by which CBI and CBKK confirmed their approvals on transfer of Shares from SC to SCB and assignment and delegation of SC’s rights and duties under the Original Agreement to SCB and further by which SCB agreed to be bound by the Original Agreement;

D.                                    The Original Agreement was also amended by The Second Amendment to the Joint Venture Agreement dated November 15, 2002 (hereinafter the “Second Agreement”), by which CBI and SCB amended certain purchase procedures in the Original Agreement to reflect the value added to CBKK as a result of the execution of the Research Services Agreement dated November 15, 2002 by and between CBI and CBKK and the Distribution and Marketing Agreement dated November 15, 2002 by and between BioSepra, S.A. (a wholly-owned subsidiary of CBI) and CBKK;

E.                                      SCB desires to use CBI’s Products to conduct research and/or development on its behalf of itself or in cooperation with any third party; and

F.                                      The parties hereto desire to further amend certain provisions to define the terms of the Original Agreement as amended by the First Amendment and the Second Amendment more precisely among the parties.

NOW, THEREFORE, CBI, SC, SCB and CBKK hereby agree as follows:

1.                                       CBI, SC, SCB and CBKK agree that Section 7.2 shall be amended in its entirety to read as follows:

7.2           Research Using CBI Products.

(a) Except after receiving CBI’s prior consent in each instance, SCB and its Affiliates shall not use, for fees or any other remuneration, any of CBI’s Products for the purpose of rendering research and/or development services to or for the benefit of any third party. Notwithstanding the above, SCB and its Affiliates may, without CBI’s consent, use any of CBI’s Products for the purpose of conducting its own research and/or development activities solely or jointly with any third party provided that any and all inventions and all intellectual property derived from and relating to such research and/or development activities made by SCB and/or its Affiliates, solely or jointly with any third party shall be the sole or joint property of SCB, its Affiliates or such third party. In each case, SCB and its Affiliates intend to use any of CBI’s Products for any purposes other than those specified in this Section 7.2(a), they shall consult with CBI so as to determine whether such use is acceptable to CBI or not.

(b) Except after receiving CBI’s prior consent in each instance, JVC and its Affiliates shall not use any of CBI’s Products to conduct research and/or development on behalf of any third party.

2.                                       CBI, SC, SCB and CBKK agree that Section 7.4 shall be amended in its entirety to read as follows:

7.4           Applications for Rights.

During the term of this Agreement, neither JVC nor its Affiliates shall file any patent, copyright or other similar applications with respect to any intellectual property right on improvements or modifications derived from and related to any of CBI’s Products or modifications thereof or products which may compete therewith. If new knowledge or experience relating to such improvements or modifications is gained from the use of any of CBI’s Products, such knowledge or experience shall be fully disclosed and assigned to CBI, at no charge to CBI, at the time of discovery of the knowledge or experience.

3.             All capitalized terms already defined in the Original Agreement is amended by the First

Amendment and the Second Amendment and not otherwise defined in this Third Amendment Agreement shall have the meanings as defined in the Original Agreement as amended by the First Amendment and the Second Amendment.

4.                                       This Third Amendment Agreement shall be an integral part of the Original Agreement as amended by the First Amendment and the Second Amendment. Except as provided for herein, the Original Agreement as amended by the First Amendment and the Second Amendment shall remain unaffected and in full force and effect.

5.                                       This Third Amendment Agreement shall become effective as of November 15, 2002.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Ciphergen Biosystems, Inc.

By:	/s/ William E. Rich
Name:	William E. Rich
Title:	President & CEO

Sumitomo Corporation

By:	/s/ Michio Ogimura
Name:	Michio Ogimura
Title:	General Manager, Machinery & Electric Systems Division

SC Biosciences Corporation

By:	/s/ Toru Umehara
Name:	Toru Umehara
Title:	C.E.O. & President

Ciphergen Biosystems K.K.

By:	/s/ Toru Umehara
Name:	Toru Umehara
Title:	President